EXHIBIT (11)(b)
March 5, 2004


Harris Insight Funds Trust
760 Moore Road
King of Prussia, PA 19406

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel for Harris Insight Funds Trust (the "Trust"), a Massachusetts business trust, in connection with the proposed acquisition by Harris Insight High Yield Bond Fund, a series of the Trust (the "Acquiring Fund") of substantially all of the assets and assumption by the Fund of substantially all of the liabilities of Harris Insight High Yield Select Bond Fund, another series of the Trust (the "Acquired Fund"), in return for authorized but previously unissued shares of Class A Shares, Class N Shares and Institutional Shares of beneficial interest of the Acquiring Fund, $0.001 par value per share (collectively, the "Shares") (the "Reorganization"). This opinion is furnished in connection with the filing of the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement").

         In connection with this opinion, we have examined the following described documents:

         (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

         (b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and all amendments thereto on file in the office of the Secretary of the Commonwealth;

         (c) copies of the Trust's Amended and Restated Establishment and Designation of Shares and Classes of Shares dated January 28, 2004 as filed with the Secretary of the Commonwealth of Massachusetts on February 11, 2004 (the "Designation");

         (d) a certificate executed by David C. Lebisky, Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust, By-laws, the Designation and certain votes of the Trustees of the Trust at a Special Meeting held on February 24, 2004;

         (e) a draft received on March 4, 2004 of the Registration Statement;
and

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March 5, 2004
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         (f) the form of Agreement and Plan of Reorganization by and between the
Acquired Fund and the Acquiring Fund included as Appendix A to the Registration Statement referred (e) above (the "Plan").

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (e) above. We also have assumed that the resolutions adopted by the Board of Trustees of the Trust on February 24, 2004 and referenced in the certificate referred to in paragraph (d) above will be included in the minutes of the meeting of the Board of Trustees of the Trust substantially as described in such certificate.

         This opinion is based entirely on our review of the documents listed above. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts (other than the Massachusetts Uniform Securities Act, as to which we express no opinion) as applied by courts in such Commonwealth.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that subsequent to receipt of Acquired Fund shareholder approval of the Plan, as set forth in the joint proxy statement and prospectus constituting a part of the Registration Statement, the Shares, upon issuance as described in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of beneficial interest of the Acquiring Fund, except that shareholders of a Fund may under certain circumstances be held personally liable for a Fund's obligations.

         The Trust's Declaration of Trust, as amended, and By-laws require compliance with various provisions of the Investment Company Act of 1940. We express no opinion with respect to such compliance.

         We understand that Bell, Boyd & Lloyd LLC, counsel to the Trust, will rely on this opinion in order to prepare an opinion to the Trust, which will be filed with the Securities and Exchange Commission. We hereby consent to


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Harris Insight Funds Trust
March 5, 2004
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such use of this opinion. This opinion is given as of the date hereof and is based on present law and the facts described in the documents referred to above. We do not assume any responsibility to update this opinion to reflect facts that subsequently come to our attention or to reflect changes in law.

                                            Very truly yours,


                                            BINGHAM McCUTCHEN LLP